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                                                                  Exhibit 23.1


                 (ERNST & YOUNG, LLP LETTERHEAD APPEARS HERE)


INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference into the Registration Statement (Form S-8) of Hovnanian Enterprises, Inc. (the "Company") pertaining to the Washington Homes Employee Stock Option Plan for the registration of 738,785 shares of common stock of our report dated December 13, 2000 (except for Note 15, paragraph 4, as to which the date is January 23, 2001), with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-K) for each of the three years in the period ended October 31, 2000, filed with the Securities and Exchange Commission.


                                  /s/ Ernst & Young LLP
                                  ----------------------------------------
                                      Ernst & Young LLP

New York, New York
March 1, 2001